NEWS FROM ASHLAND


                                  FOR FURTHER INFORMATION:

                                  USX                  Ashland Inc.
                                  William E. Kesler    Dan Lacy
                                  (412) 433-6870       (606) 329-3148

                                  FOR IMMEDIATE RELEASE
                                  May 15, 1997

USX-Marathon Group
and Ashland Inc.
Pursue New Venture

Pittsburgh, Pa. -- USX Corporation and Ashland Inc. today announced the signing of a letter of intent to pursue a combination of the major elements of USX's Marathon Group and Ashland's refining, marketing and transportation operations. Under its terms, USX-Marathon will have a 62 percent ownership, and Ashland will have a 38 percent ownership in a joint venture which is expected to be formed following regulatory reviews and execution of definitive agreements and approval by the boards of USX and Ashland.
         In making this announcement, USX Chairman Thomas J. Usher said, "The goal of this joint venture is to create a competitive enterprise which capitalizes on the strengths and complementary assets of both companies. Market conditions have dictated that new approaches be explored to improve performance and growth opportunities. Our collective focus will be to build upon the strengths of each company to further improve our competitiveness and return to our shareholders."
         Ashland Chairman and CEO Paul W. Chellgren added, "The petroleum refining and marketing industry in the United States is undergoing a rapid transformation based on the need to improve profitability, create new efficiencies and better serve customers and shareholders. The combination of Ashland's and Marathon's refining and marketing business will create a stronger, more efficient company with greater prospects for long-term job creation and better ability to provide enhanced shareholder and customer value."
         Marathon and Ashland have agreed that exploration, production and chemical businesses are not to be a part of the new venture. Other exclusions include Ashland's Valvoline division, along with equity investments in certain pipelines for both companies. Ashland's refinery-produced petrochemicals will become part of the joint venture.
         The joint venture's headquarters will be located in Findlay, Ohio, and J. L. "Corky" Frank, currently Marathon's executive vice president, refining, marketing and transportation, will be named president of the yet unnamed entity. Ashland's Duane Gilliam, currently Ashland Petroleum executive vice president, will be appointed as executive vice president for the joint venture. Current plans are to maintain the existing brand identification for each company. Marathon markets under the Marathon brand name and through its Emro marketing company brands: Speedway, Bonded, Starvin' Marvin, United, Gastown, Wake Up and Kwik Sak. Ashland brands include Ashland, SuperAmerica and Rich Oil. Future decisions on brand identification or consolidation may be undertaken by the new company.
         Usher and Chellgren emphasized that prospective synergies will be defined over the next several months. It is expected that the joint venture will be able to achieve substantial benefits largely by pursuing operational efficiencies and integrating the strengths of their business processes, management systems and administrative support functions. These efficiencies are not premised on the closure of major operating facilities; however, future decisions in this regard will be governed by business conditions and the needs of the joint venture consistent with the achievement of its business plan. The principal aim of the joint venture is to develop the most efficient and competitive organization for the new company with consideration for the communities in which it operates. As the new company structure is formed, there will likely be workforce reductions and job reassignments, but the long term growth potential of this combined entity could provide future employment opportunities. Chellgren and Usher added, "Combining the strengths of our supply, distribution and marketing systems and capitalizing on our mutual experience will serve our stockholders well in the long run."
         Marathon Oil Company is part of the USX-Marathon Group (NYSE:MRO), a unit of USX Corporation. Ashland Inc. (NYSE:ASH) is a large energy and chemical company engaged in petroleum refining and marketing; coal; highway construction; and oil and gas exploration and production.

         This press release contains forward-looking statements concerning the future benefits which may be realized from a combination of the Marathon and Ashland refining, marketing and transportation operations. The realization of these benefits is dependent upon the execution of a definitive agreement; receipt of government approvals; the success with which the integration of the operations, management systems and business processes is accomplished; and the business conditions prevailing in the markets to be served by the combined operations. In accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, USX has included in Form 10-Q for the period ended March 31, 1997, and Ashland Inc. has included in its Annual Report and Form 10-K for the fiscal year ended September 30, 1996, meaningful cautionary statements identifying important factors, but not necessarily all factors, that could cause actual results to differ materially from those set forth in the forward-looking statements.

For more information on Marathon,  see its website at  www.marathon.com  or
www.usx.com   For  more   information  on  Ashland,   see  its  website  at
www.ashland.com

                                            Marathon/Ashland Fact Sheet

                                                   May 15, 1997
                                         TOTAL ASSETS OF PROPOSED COMPANY
                                                    FACT SHEET
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            MARATHON FACTS                           ASHLAND FACTS                              FACTS ON
                                                                                            PROPOSED COMPANY

---------------------------------------- -------------------------------------- -----------------------------------------
HEADQUARTERS                             HEADQUARTERS                           HEADQUARTERS
---------------------------------------- -------------------------------------- -----------------------------------------
Marathon Oil Company                     Ashland Petroleum Company              JOINT VENTURE
P.O. Box 3128                            P.O. Box 391                           (To be named)
Houston, TX  77253-3128                  Ashland, KY  41114                     Findlay, Ohio
(713) 629-6600 Phone                     (606) 329-3333 Phone
(713) 871-0728 FAX                       (606) 329-4795 FAX                     MANAGEMENT:
                                                                                J. L. Corky Frank, President
                                                                                Duane Gilliam, Executive Vice President


---------------------------------------- -------------------------------------- -----------------------------------------
MARATHON REFINERIES (4)                  ASHLAND REFINERIES (3)                 PROPOSED COMPANY REFINERIES (7)
---------------------------------------- -------------------------------------- -----------------------------------------
Garyville, La.                                                                  Garyville, La.
Capacity:  255,000 bpd                                                          Capacity:  255,000 bpd

                                         Catlettsburg, Ky.                      Catlettsburg, Kentucky
                                         Capacity:  220,000 bpd                 Capacity:  220,000 bpd

Robinson, Ill.                                                                  Robinson, Ill.
Capacity:  180,000 bpd                                                          Capacity:  180,000 bpd

                                         St. Paul Park, Minn.                   St. Paul Park, Minn.
                                         Capacity:   70,000 bpd                 Capacity:  70,000 bpd

Texas City, Texas                                                               Texas City, Texas
Capacity:  70,000 bpd                                                           Capacity:  70,000 bpd

                                         Canton, Ohio                           Canton, Ohio
                                         Capacity:   65,000 bpd                 Capacity:  65,000 bpd

Detroit, Mich.                                                                  Detroit, Mich.
Capacity:  70,000 bpd                                                           Capacity:  70,000 bpd


TOTAL MARATHON CAPACITY:                 TOTAL ASHLAND CAPACITY:                TOTAL COMBINED CAPACITY:
575,000 bpd                              355,000 bpd                            930,000 bpd

MARATHON                                 ASHLAND                                PERCENT OF U.S. CAPACITY:
Percent of U.S. Capacity:  3.7%          Percent of U.S. Capacity:  2.3%        6%

                                            Marathon/Ashland Fact Sheet
                                                   May 15, 1997


            MARATHON FACTS                           ASHLAND FACTS                              FACTS ON
                                                                                            PROPOSED COMPANY
---------------------------------------- -------------------------------------- -----------------------------------------
TERMINALS                                TERMINALS                              TERMINALS
---------------------------------------- -------------------------------------- -----------------------------------------

51 light product and asphalt terminals   34 light product and asphalt           85 light product and asphalt terminals.
in Midwest and Southeast                 terminals                              One light product facility in Niles,
                                                                                Mich., is jointly owned by both
                                                                                Marathon and Ashland.

---------------------------------------- -------------------------------------- -----------------------------------------
           RETAIL MARKETING                        RETAIL MARKETING                         RETAIL MARKETING
---------------------------------------- -------------------------------------- -----------------------------------------
Approximately 3,980 outlets in 17        Approximately 1,420 outlets in 11      Approximately 5,400 outlets in 20
states,  including Alabama, Florida,     states, including Illinois, Indiana,   states, including Alabama, Florida,
Georgia, Illinois, Indiana, Kentucky,    Kentucky, Minnesota, North Dakota,     Georgia, Illinois, Indiana, Kentucky,
Louisiana, Michigan, Mississippi,        Ohio, Pennsylvania, South Dakota,      Louisiana, Michigan, Minnesota,
North Carolina, Ohio, Pennsylvania,      Virginia, West Virginia and            Mississippi, North Carolina, North
South Carolina, Tennessee, Virginia,     Wisconsin.                             Dakota, Ohio, Pennsylvania, South
West Virginia and Wisconsin.                                                    Carolina, South Dakota, Tennessee,
                                                                                Virginia, West Virginia and Wisconsin.

---------------------------------------- -------------------------------------- -----------------------------------------
PIPELINE                                 PIPELINE                               PIPELINE
---------------------------------------- -------------------------------------- -----------------------------------------
Owns, leases or has ownership interest   Owns, leases or has ownership          Most of Marathon's and Ashland's
in 5,142 miles of pipeline that will     interest in 5,790 miles of pipeline    pipeline holdings will go to the joint
be included in this joint venture.       in 13 states. This includes 2,287      venture, with some relatively minor
This includes 1,052 miles of crude oil   miles of crude oil gathering lines,    exclusions. Marathon's 11.1% interest
gathering lines, 1,761 miles of crude    2,987 miles of crude oil trunk         in Capline and certain other equity
oil trunk lines and 2,329 miles of       lines, 475 miles of product lines      pipeline interests are not included.
product lines.                           and 41 miles of natural gas liquid     Ashland's 21.6% interest in Capline,
                                         lines.                                 the large pipeline that transports
                                                                                crude oil from St. James, La., to
                                                                                Patoka, Ill., is included in the joint
                                                                                venture.

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